                                                                     Exhibit 5.1

                                 August 15, 2007

FalconStor Software, Inc.
2 Huntington Quadrangle
Suite 2S01
Melville, NY 11747

            Re:   FalconStor Software, Inc.
                  Registration Statement on Form S-8

Ladies and Gentlemen:

      Reference is made to the Registration Statement on Form S-8 dated the date hereof (the  "Registration  Statement"),  filed with the Securities and Exchange
Commission by FalconStor Software, Inc., a Delaware corporation (the "Company").
The  Registration  Statement  relates to an aggregate of 18,800,000  shares (the
"Shares")  of common  stock,  par value  $.001 per share,  of the  Company  (the
"Common Stock"). The Shares will be issued and sold by the Company in accordance with the  Company's  2006  Incentive  Stock Plan and the 2007 Outside  Directors
Equity Compensation Plan (the "Plans").

      We advise  you that we have  examined  originals  or copies  certified  or otherwise identified to our satisfaction of the Certificate of Incorporation and
By-laws  of the  Company,  minutes of  meetings  of the Board of  Directors  and stockholders of the Company, the Plans and such other documents, instruments and
certificates  of  officers  and   representatives  of  the  Company  and  public
officials,  and we have  made such  examination  of the law,  as we have  deemed appropriate as the basis for the opinion hereinafter  expressed.  In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents  submitted to us as originals,  and the  conformity to original documents of documents submitted to us as certified or photostatic copies.

      Based upon the  foregoing,  we are of the opinion  that the  Shares,  when issued and paid for in accordance with the terms and conditions set forth in the
Plans, will be duly and validly issued, fully paid and non-assessable.

      We are  members  of the Bar of the  State of New York  and we  express  no opinion as to the effects of any laws other than the federal  laws of the United

August 15, 2007

States  of  America,  the  laws  of the  State  of New  York,  and  the  General
Corporation Law of the State of Delaware,  which includes statutory  provisions, all applicable  provisions of the Delaware  constitution  and reported  judicial decisions interpreting those laws.

      We hereby  consent  to the  filing of this  opinion  as an  exhibit to the
Registration  Statement  and to the  reference  to this firm  under the  caption
"Legal  Matters"  in the  prospectus  constituting  a part  of the  Registration
Statement.  In giving such consent,  we do not thereby  concede that our firm is within the category of persons whose consent is required  under Section 7 of the
Securities  Act of  1933,  as  amended,  or the  rules  and  regulations  of the
Securities and Exchange Commission.

                    Very truly yours,

                    /s/ OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                    ------------------------------------------------------
                    OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP